UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2022

PUMA BIOTECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150 Los Angeles, California 90024
(Address of principal executive offices) (Zip Code)

(424) 248-6500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PBYI	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

In 2016, Dr. Fredric N. Eshelman filed a defamation lawsuit against Puma Biotechnology, Inc. (the "Company") in the Eastern District of North Carolina (Case No. 7:16-cv-00018-D). After the Court found that the Company's statements about Dr. Eshelman were defamatory per se, on March 15, 2019, a jury found that the Company's defamatory statements were false and had been made with actual malice, and awarded Dr. Eshelman $15.9 million in compensatory damages and $6.5 million in punitive damages. On June 23, 2021, the United States Court of Appeals for the Fourth Circuit affirmed the liability verdict but found the jury's damages award to be excessive and vacated the damages award. Pursuant to a settlement agreement, Dr. Eshelman filed a Notice of Settlement and Stipulation of Voluntary Dismissal with Prejudice on November 7, 2022, and the Company has agreed to pay Dr. Eshelman $16 million. The settlement amount will be paid in two separate payments. The first payment of $8 million will be paid on or before January 31, 2023, and the second payment of $8 million will be paid on or before November 1, 2024. In addition, the settlement agreement provides that each party releases and discharges the other party from any and all claims related to the settled matter.

The Company entered into this settlement agreement solely to eliminate the burden, expense, distraction, and uncertainties of further litigation. The settlement agreement is not, and shall not be construed as, an admission of liability or that the Company engaged in any wrongful, tortious, or unlawful activity.

A copy of the settlement agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference. The foregoing description of the settlement agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the settlement agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Settlement Agreement and Release, effective as of November 5, 2022, by and between Puma Biotechnology, Inc. and Fredric N. Eshelman.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: November 10, 2022	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
Chief Executive Officer and President